Exhibit 99.2

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

PROFORMA FINANCIAL STATEMENTS

         The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of LIQTECH INTERNATIONAL, INC. ("PARENT") as of March 31, 2014, and the balance sheet of PROVITAL SOLUTIONS A/S (“SUBSIDIARY”) as of March 31, 2014, accounting for the transaction as a acquisition of the SUBSIDIARY with the payment of cash and issuance of shares for all the issued and outstanding shares of SUBSIDIARY and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of March 31, 2014. The transaction will be completed on approximately July 24, 2014.

         The following unaudited proforma condensed combined statement of operations reflects the results of operations of LIQTECH INTERNATIONAL, INC. for the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012, and the results of operations of PROVITAL SOLUTIONS A/S for the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012 as if the transaction had occurred as of January 1, 2012.

         The proforma condensed combined financial statements should be read in conjunction with the separate consolidated financial statements and related notes thereto of LIQTECH INTERNATIONAL, INC. , and the financial statements of PROVITAL SOLUTIONS A/S. These proforma condensed combined financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	Consolidated LiqTech International, Inc. As of March 31, 2014	Provital Solutions A/S As of March 31, 2014		Proforma Increase As of March 31, 2014	Proforma Combined As of March 31, 2014
CURRENT ASSETS:
Cash	$3,729,115	$7,088	[A]	$(2,300,000)	$1,436,203
Accounts receivable, net	1,786,025	562,214	[B]	(210,015)	2,138,224
Other receivables	253,184	117,002		-	370,186
Cost in excess of billing	426,332	1,501,210		-	1,927,542
Inventories	4,755,048	524,836		-	5,279,884
Prepaid expenses	133,685	9,930		-	143,615
Current deferred tax asset	84,113	19,239		-	103,352

Total Current Assets	11,167,502	2,741,519		(2,510,015)	11,399,006

PROPERTY AND EQUIPMENT, net accumulated depreciation	5,528,172	56,688		-	5,584,860

OTHER ASSETS:
Long-term receivable	-	-		-	-
Other investments	6,879	-		-	6,879
Long term tax asset	2,241,854	-		-	2,241,854
Other intangible assets	23,230	-		-	23,230
Goodwill	-	-	[A]	7,216,187	7,216,187
Deposits	274,966	12,437		-	287,403

Total Other Assets	2,546,929	12,437		7,216,187	9,775,553

Total Assets	$19,242,603	$2,810,644		$4,706,172	$26,759,419

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	Consolidated LiqTech International, Inc. As of March 31, 2014	Provital Solutions A/S As of March 31, 2014		Proforma Increase As of March 31, 2014	Proforma Combined As of March 31, 2014
CURRENT LIABILITIES:
Current portion of capital lease obligations	$201,946	$-		$-	$201,946
Line of credit	$-	234,570		$-	$234,570
Accounts payable	1,644,370	364,253	[B]	(210,015)	1,798,608
Accrued expenses	979,417	348,470		-	1,327,887
Billing in excess of cost	103,512	-		-	103,512
Accrued income taxes payable	2,000	-		-	2,000
Deferred revenue / customers deposit	1,216,517	-		-	1,216,517

Total Current Liabilities	4,147,762	947,293		(210,015)	4,885,041

Notes Payable	-	475,907			475,907
Long-term capital lease obligations, less current portion	505,368	-			505,368
Deferred tax liability	-	203,630			203,630

Total Long-Term Liabilities	505,368	679,537		-	1,184,905
Total Liabilities	4,653,130	1,626,830		(210,015)	6,069,945

STOCKHOLDERS' EQUITY:
Common Stock	27,213	283,944	[A]	(283,944)
			[A]	2,900	30,113
Additional Paid-in Capital	19,103,303	-	[A]	6,097,100	25,200,403
Non-controlled interest in subsidiary	22,699	-		-	22,699
Deferred Compensation	(1,190,760)	-		-	(1,190,760)
Retained Earnings (Accumulated Deficit)	(3,072,220)	899,869	[A]	(899,869)	(3,072,220)
Other Comprehensive Income, net	(300,762)	-		-	(300,762)
Total Stockholders' Equity	14,589,473	1,183,813		4,916,187	20,689,473

Total Liabilities and Stockholders' Equity	$19,242,603	$2,810,643		$4,706,172	$26,759,418

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated LiqTech International, Inc. For the Three Months Ended March 31, 2014	Provital Solutions A/S For the Three Months Ended March 31, 2014		Proforma Increase For the Three Months Ended March 31, 2014	Proforma Combined For the Three Months Ended March 31, 2014
NET SALES	$3,197,502	$961,350	[B]	$(208,713)	$3,950,140

COST OF GOODS SOLD	2,642,374	648,282	[B]	(208,713)	3,081,944

GROSS PROFIT	555,128	313,068		-	868,196

OPERATING EXPENSES:
Selling expenses	669,547	68,158		-	737,705
General and administrative expenses	672,657	53,797		-	726,454
Non-cash compensation expenses	220,418	-		-	220,418
Research and development expenses	100,586	31,082		-	131,668

Total Operating Expense	1,663,208	153,037		-	1,816,245

INCOME (LOSS) FROM OPERATIONS	(1,108,080)	160,031		-	(948,049)

OTHER INCOME (EXPENSE)
Interest and other income	3,195	1		-	3,196
Interest expense	(11,521)	(18,480)		-
Gain (loss) on investments	(2,119)	-		-	(2,119)
Gain (loss) on currency transactions	2,787	-		-	2,787
Gain (loss) on sale of fixed assets	-	-		-	-
		-		-
Total Other Income (Expense)	(7,658)	(18,478)		-	3,864

INCOME (LOSS) BEFORE INCOME TAXES	(1,115,738)	141,553		-	(974,185)

INCOME TAX EXPENSE (BENEFIT)	(358,442)	34,680		-	(323,762)

NET INCOME (LOSS)	$(757,296)	$106,872		$-	$(650,424)

LESS NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST IN SUBSIDIARY	(1,861)	-		-	(1,861)

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH	$(755,435)	$106,872		$-	$(652,285)

BASIC LOSS PER SHARE					$(0.022)

PROFORMA COMMON SHARES OUTSTANDING					30,112,500

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated LiqTech International, Inc. For the Year Ended December 31, 2013	Provital Solutions A/S For the Year Ended December 31, 2013		Proforma Increase For the Year Ended December 31, 2013	Proforma Combined For the Year Ended December 31, 2013
NET SALES	$12,826,168	$2,508,694	[B]	$(273,127)	$15,061,735

COST OF GOODS SOLD	11,514,463	961,658	[B]	(273,127)	12,202,995

GROSS PROFIT	1,311,705	1,547,036		-	2,858,741

OPERATING EXPENSES:
Selling expenses	2,650,000	133,550		-	2,783,550
General and administrative expenses	3,064,610	246,446		-	3,311,056
Non-cash compensation expenses	1,316,826	36,340		-	1,353,166
Research and development expenses	499,972	-		-	499,972

Total Operating Expense	7,531,408	416,335		-	7,947,743

INCOME (LOSS) FROM OPERATIONS	(6,219,703)	1,130,701		-	(5,089,002)

OTHER INCOME (EXPENSE)
Interest and other income	6,806	-		-	6,806
Interest expense	(50,945)	(64,385)		-	(115,330)
Gain (loss) on investments	(199,811)	-		-	(199,811)
Gain (loss) on currency transactions	7,638	-		-	7,638
Gain (loss) on sale of fixed assets	(2,135)
Total Other Income (Expense)	(238,447)	(64,385)		-	(302,832)

INCOME (LOSS) BEFORE INCOME TAXES	(6,458,150)	1,066,316		-	(5,391,834)

INCOME TAX EXPENSE (BENEFIT)	(1,611,561)	267,180		-	(1,611,561)

NET INCOME (LOSS)	$(4,846,589)	$799,136		$-	$(3,780,273)

NON-CONTROLLED INTEREST IN SUBSIDIARIES	(19,112)	-		-	(19,112)

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH	$(4,827,477)	$799,136		$-	$(3,761,161)

BASIC LOSS PER SHARE					$(0.135)

PROFORMA COMMON SHARES OUTSTANDING					27,889,262

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated LiqTech International, Inc. For the Year Ended December 31, 2012	Provital Solutions A/S Year Ended December 31, 2012		Proforma Increase For the Year Ended December 31, 2012	Proforma Combined Year Ended December 31, 2012
NET SALES	$16,921,838	$1,007,808	[B]	$(151,200)	$17,778,446

COST OF GOODS SOLD	14,217,713	610,666	[B]	(151,200)	14,677,179

GROSS PROFIT	2,704,125	397,142		-	3,101,267

OPERATING EXPENSES:
Selling expenses	2,434,541	47,171		-	2,481,712
General and administrative expenses	3,301,164	87,047		-	3,388,211
Non-cash compensation expenses	120,494	-		-	120,494
Research and development expenses	742,009	12,836		-	754,845

Total Operating Expense	6,598,208	147,054		-	6,745,262

INCOME (LOSS) FROM OPERATIONS	(3,894,083)	250,088		-	(3,643,995)

OTHER INCOME (EXPENSE)
Interest and other income	158,632	746		-	159,378
Interest expense	(148,611)	(33,299)		-	(181,910)
Gain (loss) on investments	(102,612)	-		-	(102,612)
Gain (loss) on currency transactions	48,145	-		-	48,145
Gain (loss) on sale of fixed assets	(889)	-		-	(889)
Total Other Income (Expense)	(45,335)	(32,553)		-	(77,888)

INCOME (LOSS) BEFORE INCOME TAXES	(3,939,418)	217,535		-	(3,721,883)

INCOME TAX EXPENSE (BENEFIT)	(1,165,528)	(46,782)		-	(1,212,310)

NET INCOME (LOSS)	$(2,773,890)	$264,318		$-	$(2,509,572)

NON-CONTROLLED INTEREST IN SUBSIDIARIES	-	-		-	-

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH	$(2,773,890)	$264,318		$-	$(2,509,572)

BASIC LOSS PER SHARE					$(0.09)

PROFORMA COMMON SHARES OUTSTANDING					26,544,883

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

The terms "Company", “us", "we" and "our" as used in this report refer to LiqTech International, Inc., a Nevada corporation organized in July 2004, (“Parent”) and its subsidiaries . The Company engages in the development, design, production, marketing and sale of liquid filters, diesel particulate air filters and kiln furniture in United States, Canada, Europe, Asia and South America.

NOTE 2 – PROVITAL SOLUTIONS A/S

The financial statements include the accounts of PROVITAL SOLUTIONS A/S, a Danish Corporation (“Subsidiary”) incorporated on September 1, 2009, engages in the manufacturing fully automated filtering systems for application within the pool and spa markets, marine time applications, and a number of industrial applications within Denmark and international markets.

NOTE 3 – FUNCTIONAL CURRENCY

The functional currency of LIQTECH INTERNATIONAL, Inc. is the U.S. Dollar. The Functional Currency of PROVITAL SOLUTIONS A/S is the Danish Krone (“DKK”),. The Company’s reporting currency is U.S. Dollar for the purpose of these unaudited proforma financial statements. The foreign subsidiaries balance sheet accounts are translated into U.S. dollars at the period-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods and years ended 2014, 2013 and 2012. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

NOTE 4 PROFORMA ADJUSTMENTS

On July 15, 2014, LIQTECH INTERNATIONAL, INC. entered in a purchase agreement with the shareholders of PROVITAL SOLUTIONS A/S to acquire the 1,575,000 issued and outstanding shares PROVITAL SOLUTIONS A/S for DKK 46,200,000 (approximately $8,400,000) based on the estimated exchange rate of 5.50 Danish Krone to 1 United States Dollar on closing) and DKK 10,000,000 ($1,818,181) in certain loan financing to PROVITAL SOLUTIONS A/S.

The DKK 46,200,000 is payable as follows:

DKK12,600,000 (approximately $2,300,000) payable in cash on closing.

DKK 33,600,000 (approximately $6,100,000) payable in common shares of LIQTECH INTERNATIONAL, INC. (approximately 2,900,000 common shares based upon an approximate $2.10 price per common shares of LiqTech International, Inc.) The exact number of common shares of LIQTECH INTERNAITONAL , INC. will be calculated using the same share price as the new investors are offered, when raising capital for this transaction. The selling shareholders shall on the Closing Date receive the common shares subject to the lock-up and released in accordance with the terms of the purchase agreement:

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 4 PROFORMA ADJUSTMENTS - Continued

Pursuant to the terms of the purchase agreement, once delivered, one-third (1/3) of the Payment Shares shall be subject to a lock-up period of six (6) months pursuant to a lock-up agreement to be executed by the Seller. The remaining two-thirds (2/3) of the Payment Shares will be delivered to a mutually agreed upon escrow agent. One-third of the Payment Shares will be released escrow contingent upon Provital, for the year ending December 31, 2014, achieving (i) gross revenues of not less than DKK65,000,000 and a ratio of EBITDA to gross revenues of at least 10%, or (ii) EBITDA of not less than DKK10,000,000 and gross revenues of not less than DKK50,000,000. Another one-third of the Payment Shares will be released from escrow contingent upon Provital, for the year ending December 31, 2015, achieving (i) gross revenues of not less than DKK120,000,000 and a ratio of EBITDA to gross revenues of at least 10%, or (ii) EBITDA of not less than DKK16,000,000 and gross revenues of not less than DKK80,000,000. The purchase agreement includes “catch up” provisions that provide that the Payment Shares placed in escrow will be released from escrow if Provital (1) for the years ending December 31, 2014 and December 31, 2015, achieves accumulated gross revenues (i) exceeding DKK185,000,000 and a ratio of EBITDA to gross revenues of at least 10%, or (ii) EBITDA of not less than DKK26,000,000 and gross revenues of not less than DKK130,000,000 or (2) for the year ending December 31, 2016, achieves gross revenues exceeding DKK105,000,000 and an EBITDA of not less than DKK21,000,000.

Proforma adjustments on the attached financial statements include the following:

[A] To record the acquisition of PROVITAL SOLUTIONS A/S for DKK 46,200,000 (approximately $8,400,000 based on the estimated exchange rate of 5.5 Danish Krone to 1 United States Dollar). DKK12,600,000 (approximately $2,300,000 payable in cash on closing and DKK 33,600,000 in common stock (approximately 2,900,000 common shares of LIQTECH INTERNATIONAL, INC. based upon an approximately $2.10 assumed price per common shares of LiqTech International, Inc.

[B] To eliminate the intercompany transactions between LIQTECH INTERNATIONAL, INC. and PROVITAL SOLUTIONS A/S

NOTE 5 - PROFORMA (LOSS) PER SHARE

The proforma earnings (loss) per share is computed based on the weighted average number of common shares outstanding during the period plus the estimated shares issued in the acquisition had the acquisition occurred at the beginning of the periods presented (not in thousands).

	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Weighted average number of Common shares outstanding after giving effect to the common shares cancelled in the acquisition	27,212,500	24,989,262	23,644,883

Shares issued in acquisition	2,900,000	2,900,000	2,900,000

Proforma weighted average number of common shares outstanding during the period used in income per share after acquisition (denominator)	30,112,500	27,889,262	26,544,883